SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2002

Date of Report (Date of earliest event reported)

APOGENT TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

WISCONSIN	001-11091	22-2849508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 PENHALLOW STREET, PORTSMOUTH, NEW HAMPSHIRE 03801
(Address of Principal Executive Offices) (Zip Code)

(603) 433-6131
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Financial Statements of Acquired Company:

        The financial statements as of and for the year ended December 29, 2001 filed as Exhibit 99 to this report are hereby incorporated by reference. Those financial statements relate to the acquisition (the “Acquisition”) by CapV Acquisition Corp., a subsidiary of Apogent, from Robert S. Abrams and CV Holdings, LLC, a privately held limited liability company, of the dairy and drugs-of-abuse testing business of Capitol Vial, Inc. (“CVI”) through the purchase of all of the outstanding equity of CVI and its affiliate, CV Leasing, LLC (together with CVI, the “Acquired Company”).

        The Acquisition did not meet the significance tests that would have required Apogent to report the Acquisition under Item 2 of Form 8-K or to file historical financial statements of the Acquired Company in accordance with Rule 3-05 of Regulation S-X. However, because CVI is expected to become a “subsidiary guarantor” of Apogent’s public debt, Apogent wishes to include the historical financial statements of the Acquired Company in this Form 8-K and to incorporate these financial statements into a resale registration statement with respect to its convertible bonds. The SEC staff has indicated by letter dated November 12, 2002 that it considers the attached financial statements to substantially comply with the requirements of Rule 3-10(g) of Regulation S-X regarding historical financial statements of new guarantor subsidiaries.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits:

        See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2002	APOGENT TECHNOLOGIES INC.

	By:	/s/ Jeffrey C. Leathe

Jeffrey C. Leathe Executive Vice President - Finance, Chief Financial Officer & Treasurer

APOGENT TECHNOLOGIES INC.
(THE “REGISTRANT”)
(COMMISSION FILE NO. 1-11091)

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Dated December 18, 2002

Item	Description
99
Audited Combined Statements of Assets to be Sold and Liabilities to be Assumed, as of December 29, 2001, and related Combined Statements of Revenues, Direct and Allocated Cost of Products Sold, Direct and Allocated Selling, General and Administrative Expenses and Interest Expense for the year ended December 29, 2001 and the related combined statement of revenue, direct and allocated cost of products sold, direct and allocated selling, general and administrative expenses and interest expense for the year ended (collectively, the statements).